Subsidiaries of the Registrant

                                                                                      Name Under Which
Name of Subsidiary                    Jurisdiction of Organization                    Business Conducted
------------------                    ----------------------------                    ------------------
Sense Technologies, Inc.                    Florida                                   Sense Technologies
